Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 7, 2023, in the Registration Statement (Form S-1) and related prospectus of Scilex Holding Company for the registration of $300,000,000 of its common stock.

/s/ Ernst & Young LLP

San Diego, California

April 21, 2023